Exhibit 99.8

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

Unaudited Combined Financial Statements as of June 30, 2012 and for the six months ended June 30, 2012 and 2011

TABLE OF CONTENTS

Page

UNAUDITED COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 2012 AND FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011:

Combined Balance Sheet	1

Combined Statement of Operations and Comprehensive Income	2

Combined Statement of Changes in Invested Capital	3

Combined Statement of Cash Flows	4

Notes to Combined Financial Statements	5-13

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

COMBINED BALANCE SHEET

AS OF JUNE 30, 2012 (UNAUDITED) AND DECEMBER 31, 2011

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS	£000	£000
NON-CURRENT ASSETS
Property and equipment:
Land and Buildings	51,500	51,495
Furniture, fixtures and equipment	2,916	2,886

Total property and equipment	54,416	54,381
Less accumulated depreciation
Buildings	(3,186)	(2,731)
Furniture, fixtures and equipment	(1,967)	(1,675)

Total accumulated depreciation	(5,153)	(4,406)
Property and equipment – net	49,263	49,975
Deferred financing costs – non-current	—	24

TOTAL NON-CURRENT ASSETS	49,263	49,999

CURRENT ASSETS
Cash and cash equivalents	946	1,810
Restricted cash	46	37
Trade receivables – net of allowance for doubtful accounts of £19,000 and £18,000 in 2012 and 2011, respectively	316	298
Prepaid expenses and other assets	126	141
Deferred financing costs – current	99	150
Other financial asset – loan extension option	—	671

TOTAL CURRENT ASSETS	1,533	3,107

TOTAL ASSETS	50,796	53,106

CURRENT LIABILITIES
Bank loans – current portion	38,500	20,828
Subordinate debt	20,974	20,974
Accounts payable and accrued expenses	672	770
Payable to affiliates	242	222
Deferred revenue	167	142
Security and reservation deposits	46	37
Interest payable	192	214
Income tax payable	167	181

TOTAL CURRENT LIABILITIES	60,960	43,368

NON-CURRENT LIABILITIES
Bank loans – non-current portion	—	19,221
Other non – current liabilities	4	10
Deferred tax liability	568	552

TOTAL CURRENT LIABILITIES	572	19,783

INVESTED CAPITAL	(10,736)	(10,045)

TOTAL LIABILITIES AND INVESTED CAPITAL	50,796	53,106

See notes to combined financial statements

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

	6 months ended June 30, 2012	6 months ended June 30, 2011
	(unaudited)	(unaudited)
	£000	£000
OPERATING REVENUE:
Resident fees	5,272	4,195
OPERATING EXPENSES:
Labour	2,016	1,924
General and administrative	263	430
Depreciation	747	735
Management fees	469	386
Other expenses	950	903

Total operating expenses	4,445	4,378

INCOME/(LOSS) FROM OPERATIONS	827	(183)

OTHER EXPENSES:
Amortisation of financing costs	75	95
Interest expense	678	732
Finance expense—loan extension option amortisation	694	436
Finance income—loan extension option fair value gain	—	(10)
Debt facility fees	15	32

Total other expenses	1,462	1,285

LOSS BEFORE TAX	(635)	(1,468)
Income tax expense	(56)	(137)

LOSS AFTER TAX	(691)	(1,605)

Other comprehensive income	—	—

TOTAL COMPREHENSIVE LOSS	(691)	(1,605)

See notes to combined financial statements

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

COMBINED STATEMENT OF CHANGES IN INVESTED CAPITAL

FOR THE SIX MONTHS ENDED JUNE 30, 2012 (UNAUDITED)

(unaudited)
£000
INVESTED CAPITAL – January 1, 2012	(10,045)
Net loss	(691)

INVESTED CAPITAL – June 30, 2012	(10,736)

See notes to combined financial statements

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

COMBINED STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

	6 months ended June 30, 2012	6 months ended June 30, 2011
	(unaudited)	(unaudited)
	£000	£000
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss after tax	(691)	(1,605)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	4	9
Depreciation	748	735
Amortisation of financing costs	75	105
Net finance expense related to loan extension option	694	426
Benefit from deferred income taxes	16	81
Changes in operating assets and liabilities:
Restricted cash	(9)	18
Trade receivables	(21)	(88)
Payable to affiliates	20	(96)
Prepaid expenses and other assets	15	15
Income tax payable	(14)	—
Accounts payable and accrued expenses	(98)	(93)
Interest payable	(22)	58
Other non-current liabilities	(6)	6
Security and reservation deposits	9	(18)
Deferred revenue	25	(20)

Net cash provided by/(used in) operating activities	745	(467)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(35)	(25)

Net cash used in investing activities	(35)	(25)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	1,039
Repayment of long-term debt	(1,574)	(824)

Net cash (used in)/provided by financing activities	(1,574)	215

NET DECREASE IN CASH AND CASH EQUIVALENTS	(864)	(277)
CASH AND CASH EQUIVALENTS, beginning of period	1,810	924

CASH AND CASH EQUIVALENTS, end of period	946	647

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
– Cash paid for tax	54	—

– Cash paid for interest	700	729

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2012 AND FOR THE SIX MONTHS ENDED 30 JUNE 2012 AND 2011 (UNAUDITED)

1.	ORGANISATION AND PRESENTATION

Organisation

Sunrise of Knowle Limited and Sunrise of Hale Barns Limited (the “Propcos”) were registered and incorporated in Jersey, Channel Islands on 26 February 2007 and 6 May 2007 respectively. As of June 30, 2012, the Propcos were 100% owned by PS UK II Prop Holding Sarl, a company registered and incorporated in Luxembourg.

Sunrise Operations Knowle Limited and Sunrise Operations Hale Barns Limited (the “Opcos”) were registered and incorporated in England and Wales on 22 August 2007 and 23 November 2007 respectively. As of June 30, 2012, the Opcos were also 100% owned by PS UK II Prop Holding Sarl.

PS UK II Prop Holding Sarl is itself 100% owned by PS UK Investment II (Jersey) Limited Partnership (the “Partnership”), a partnership formed under the laws of Jersey, Channel Islands on 10 January 2007, between Sunrise Senior Living International Limited Partnership (“Sunrise LP”), a wholly owned subsidiary of Sunrise Senior Living, Inc (“Sunrise”), Senior Housing UK Investment II Limited Partnership (“SHIPII”), SunCo II LLC, a wholly owned subsidiary of Sunrise, and PS UK II GP Limited.

PS UK II GP Limited was registered and incorporated in Jersey, Channel Islands on 26 December 2006 between Sunrise LP and SHIPII. PS UK II GP Limited was established to act as General Partner of the Partnership. The General Partner is responsible for the management and control of the business affairs of the Partnership and has the right to transact business and sign documents in the Partnership’s name. The General Partner must obtain the approval of the board of directors for certain major transactions as defined in the Shareholders’ Agreement.

The principal activities of the Propcos are development, maintenance and owning property for the purpose of the property rental to the Opcos.

The principal activity of the Opcos is the provision of accommodation and non-complex medical care to elderly residents for a monthly fee. The Opcos’ services will generally not be covered by health insurance so the monthly fees will be payable by the residents, their family, or another responsible party.

The locations and opening dates of the individual communities (the “Communities”) are as follows:

Communties	Location	Date Opened

Sunrise of Knowle Limited	Knowle, West Midlands	March 2009
Sunrise of Hale Barns Limited	Hale Barns, Cheshire	March 2009

On 31 August 2012, PS UK II Prop Holding Sarl sold its interest in the Opcos and Propcos to HCN UK Investments Limited, itself a wholly owned subsidiary undertaking of Health Care REIT, Inc (“HCN”) (see Note 9).

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

1.	ORGANISATION AND PRESENTATION (CONTINUED)

The accompanying unaudited combined financial statements include all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the six months ended June 30, 2012 and 2011. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted. These combined financial statements should be read together with our audited combined financial statements and the notes thereto for the year ended December 31, 2011 included in this Form 8-K/A. Operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. We have reclassified certain amounts to conform with the current period presentation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying combined financial statements include the combined financial statements of the Companies after elimination of all intercompany accounts and intercompany transactions. The financial results of the Companies have been combined to reflect the combined results of the two Communities which are under the common ownership and control of PS UK II GP Limited through common ownership by PS UK II Prop Holding Sarl and its parent undertaking, PS UK Investment II (Jersey) Limited Partnership. The Companies reviewed subsequent events up to March 22, 2013, the date the combined financial statements were approved and issued.

Basis of Preparation — Going concern — The Companies have made a combined net loss after tax of £691,000 for the period ended June 30, 2012 and have a combined invested capital deficit of £10,736,000 as of June 30, 2012. In preparing the combined financial statements, the directors have reviewed the combined position as of the balance sheet date and the results for the period then ended. In light of the reported combined position and performance, the directors have considered the changes in circumstances that have arisen as part of the Sale and Purchase Agreement, described in Note 9, dated August 31, 2012, whereby HCN UK Investment Limited acquired the Companies, repaid the bank loans and settled the subordinate debt. Also, in September 2012, the directors received a confirmation from HCN UK Investments Limited, that it would, if required, provide financial support to the Companies for the foreseeable future.

As a result of their review and in light of the confirmation of support, the directors are satisfied that the going concern basis of preparation is appropriate for the combined financial statements for the period ended June 30, 2012.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables and amortization periods of deferred costs and valuation of options to extend bank loans. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are initially recorded at cost, inclusive of directly attributable finance costs. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets once they are brought into use, as follows:

Buildings and building improvements	15 – 40 years
Fixtures, fittings and equipment	5 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognised when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Companies measure an impairment loss for such assets by comparing the fair value of the assets to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. No impairment charges were recorded in 2011 or for the six months ended June 30, 2012.

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Companies may have cash balances in excess of government insured amounts on deposit with various financial institutions. The Companies consider all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents.

Restricted Cash — Restricted cash balances represent deposits received from potential residents. The cash is moved from the restricted cash accounts to the operational cash accounts once the resident has moved into the community and the deposit is no longer refundable.

Trade Receivables and Allowance for Doubtful Accounts — Trade receivables are recognized and carried at the lower of their original invoiced value and recoverable amount. Where the time value of money is material, receivables are carried at amortized cost. The Companies provide an allowance for doubtful accounts on their outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Leases — Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the Group, are capitalised in the balance sheet and are depreciated over the shorter of the lease term and the assets’ useful lives. The capital elements of future obligations under leases are included as liabilities in the balance sheet. The interest elements of the rental charges are charged in the profit and loss account over the periods of the leases and represent a constant proportion of the balance of capital repayments outstanding.

Rentals payable under operating leases are charged in the profit and loss account on a straight line basis over the lease term. The lease rental payments are all intercompany transactions so the balances have been eliminated in the preparation of these financial statements.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Companies have been deferred and are amortized using the straight-line method over the remaining term of the debt instrument.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Resident community fees are deferred and recognised as income over one year, corresponding to the period over which resident are expected to reside within the communities with no increase in fees. Generally, the agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognised when services are rendered. The Companies invoice the residents monthly in advance of the services being rendered, and therefore, revenue is deferred until the services are rendered and the revenue is earned through the month of occupancy.

Deferred Taxes — Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognised for financial reporting purposes and such amounts recognised for tax purposes. Current year amounts payable or refundable is recorded, as well as the consequences of events that give rise to deferred tax assets and liabilities based on differences in how these events are treated for tax purposes. Estimates of deferred tax assets and liabilities are based on current tax laws and rates and, in certain cases, business plans and other expectations about future outcomes. A valuation allowance against net deferred tax assets is provided when it is more likely than not that sufficient taxable income will not be generated to utilise the net deferred tax assets.

Fair Value of Derivative Instruments — The valuation of derivative instruments requires us to make estimates and judgments that affect the fair value of the instruments. Fair values for our derivatives are estimated by utilizing pricing models that consider forward yield curves and discount rates. Such amounts and the recognition of such amounts are subject to significant estimates that may change in the future. Prior to the exercise bank loan extension options are recognised on the balance sheet under current assets and post exercise they are amortised over a period of 12 months, with the unamortised portion included within bank loans—current portion (refer to Note 7 for further detail).

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurement — Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

The fair value derivative financial instruments has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimate of fair value. Level 2 type inputs have been used to determine the estimated fair value of debt and derivative financial instruments.

Cash equivalents, accounts receivable, notes receivable, accounts payable, subordinate debt, and other current assets and liabilities are carried at amounts which reasonably approximate their fair values.

Segmental reporting — The communities represent a single segment.

Foreign currencies — The combined financial statements are presented in Sterling which is the Companies’ functional and presentational currency. Foreign currency transactions are translated into sterling at the rates ruling when they occur. Foreign currency monetary assets and liabilities are retranslated at the rates ruling at the balance sheet date. Any differences are taken to the statement of operations.

New Accounting Standards

The following Accounting Standards Update “ASU” was issued in 2009:

The Financial Accounting Standards Board (“FASB”) issued ASU 2009-13, Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). It requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their respective selling prices. It eliminated the use of the residual method of allocation and requires the relative-selling-price method in all circumstances in which an entity recognized revenue for an arrangement with multiple deliverables subject to Accounting Standards Codification (“ASC”) Subtopic 605-25 – Revenue – Multiple Element Arrangements. It no longer requires third party evidence. ASU 2009-13 was effective for us January 1, 2011 and did not have a material impact on the combined financial statements.

The following ASUs were issued in 2010:

ASU 2010-06, Fair Value Measurements and disclosures (Topic 820), Improving Disclosures about fair Value Measurements, requires separate disclosures of transfers in and out of Level 1 and Level 2 fair value measurements along with the reason for the transfer. ASU 2010-06 also requires separately presenting in the reconciliation for Level 3 fair value measurements purchases, sales, issuances and settlements. It clarifies the disclosure regarding the level of disaggregation and input and valuation techniques. Certain portions of ASU 2010-06 were effective in the first quarter of 2010, and the portions of ASU 2010-06 which effect Level 3 reconciliation was effective for us January 1, 2011 and did not have a material impact on the combined financial statements.

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards (Continued)

The following ASUs were issued in 2011:

ASU 2011-04, Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, clarifies some existing rules but does not require additional fair value measurements, is not intended to establish valuation standards or affect valuation practice outside of financial reporting. A specific clarification relates to the concepts of “highest and best use” and “valuation premise” which are relevant only when measuring the fair value of nonfinancial assets and are not relevant when measuring fair value of financial assets or liabilities. Additional disclosures for Level 3 measurements include the valuation process used and the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. ASU 2011-04 is effective for us January 1, 2012 and is not expected to have a material impact on the combined financial statements.

ASU 2011-11, Balance Sheet (Topic 210), Disclosure about Offsetting Assets and Liabilities, requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU 2011-11 is effective for us January 1, 2013 and is not expected to have a material impact on the combined financial statements.

Legal Contingencies — We are subject to various legal proceedings and claims, the outcomes of which are subject to significant uncertainty. An accrual is recorded for loss contingencies when a loss is probable and the amount of the loss can be reasonable estimated. Accruals are reviewed regularly and revisions are made based on changes in facts and circumstances.

3.	TAXES

The provision for income taxes related to continuing operations was £56,000 for the six months ended June 30, 2012. The Opcos are subject to UK corporation tax at a blended rate of 25% on their trading profits for the six months to June 2012, and the Propcos subject to UK income tax at 20% for 2012 under the non-resident landlord regime on profits generated by the “Property” business as a result of owning land in the UK. Our tax expense related primarily to tax to the government of the United Kingdom.

Our effective tax rate for continuing operations was 8.8% for the six months ended June 30, 2012 and the main differences between the theoretical tax rate and effective tax rate are related to less tax payable of £5,558, and £122,135 in respect of capital allowances in excess of depreciation and a prior year adjustment to capital allowances claimed respectively, offset by more tax payable of £28,248, £148,835, £133,120 and £34,371 related to the tax rate change on deferred tax assets recognised, non-taxable expenses, a change in the valuation allowance on deferred assets and depreciation on non-qualifying assets.

Deferred tax assets are recognised for tax losses carried forward in the Propcos as it is probable that there will be sufficient taxable profit and deferred tax liabilities in these entities against which to recover these assets. These are offset against deferred tax liabilities recognised for the Propcos in relation to capital allowances incurred in excess of depreciation on qualifying assets. Deferred tax assets have not been recognised in the Opcos, because there is insufficient assurance that adequate profits will be generated in the future by these entities to utilize the tax losses.

The main rate of corporation tax was reduced from 26% to 24% effective from 1 April 2012. At the balance sheet date, the tax rate applicable for calculating deferred tax was 24%, being the rate in force. On July 3, 2012 The Finance Act 2012 provided for a further expected reduction in the main rate of corporation tax to 23% from 1 April 2013 and a subsequent expectation of a further reduction in the main rate of corporation tax to be enacted during 2013 to reduce the main rate to 21% from 1 April 2014. The affect of future rate reductions are not material to the Companies and the impact has therefore not been included in the combined financial statements.

There were no uncertain tax positions and no interest or penalties incurred.

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

4.	TRANSACTIONS WITH AFFILIATES

Each Community Opco and Propco has entered into a management and development agreement with Sunrise Senior Living Limited (“SSL Ltd”), a wholly owned subsidiary of Sunrise, to provide development, design, construction, management and operational services relating to the Communities.

Under the management agreements, with SSL Ltd., as manager of the Communities will receive management fees equal to 5% – 7% of revenues based on Community occupancy levels. Total management fees incurred by the Companies for the six months to June 30, 2012 was £468,578.

As a result of the above and the funding and settlement transactions, the following amounts were owed to related parties were as follows:

	June 30, 2012		December 31, 2011
	(unaudited	)
	£000		£000
Sunrise Senior Living Limited	137		212
PS UK Investment (Jersey) Limited Partnership	109		10
PS UK II prop Holding Sarl	(4)		—

TOTAL	242		222

5.	BANK LOANS

The Propcos’ obtained commitments for land loans, construction loans and revolving loans of up to approximately £50.7 million to fund the two facilities. The loans are secured by the Communities. There was £39,385,737 outstanding at June 30, 2012.

A summary of the loans’ terms and balances at June 30, 2012 and at December 31, 2011 are as follows:

Communities	Lender	Effective Interest Rate	Maturity Date	Initial Loan Commitment	Loan Balance as of June 30, 2012	Loan Balance as of December 31, 2011
		%		£000	£000	£000
Knowle	Barclays Bank plc	LIBOR + 3.25	2013	29,404	20,763	22,335
Hale Barns	Bank of Scotland plc	LIBOR + 2.00	2012	21,281	18,623	18,623

				50,685	39,386	40,958

As part of the August 31, 2012 transaction, the Propco’s loans were fully repaid (See Note 9).

The carrying value of the bank loan includes the unamortized portion of loan extension options (as described in Note 7) previously exercised, which are amortized over the period of benefit, which in each case is 1 year. At June 30, 2012 the balance of unamortized loan extension options was £886,340 (Dec 31, 2011 £909,000).

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

5.	BANK LOANS (CONTINUED)

£29,404,000 bank loan

This loan was secured by the Knowle Community and has quarterly payments with the balance repayable in April 2013. The final extension was exercised in April 2012 and the final loan was due to be repayable in full in April 2013.

£21,281,000 bank loan

This loan was secured by the Hale Barns Community and has bi-annual payments. The balance is repayable in full in December 2012 after the final extension option was exercised in December 2011.

At June 30, 2012 and December 31, 2011, the Companies were in compliance with the financial covenants under the loan agreements.

6.	SUBORDINATE DEBT

Subordinate debt is provided by PS UK II Prop Holding Sarl to the Propcos and is repayable on demand. No interest is charged on the loan. The balances as at June 30, 2012 and December 31, 2011 were:-

Facility	£000

Knowle	13,711
Hale Barns	7,263

20,974

The subordinate debt was fully repaid on August 31, 2012 (see Note 9).

7.	FINANCIAL ASSETS AND LIABILITIES

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash equivalents, accounts receivable, notes receivable, accounts payable, subordinate debt — The carrying amount approximates fair value.

Bank loans — The carrying amount of variable rate secured debt approximates fair value because the borrowings are interest rate adjustable.

Bank loan extension options — The carrying amounts and estimated fair values of these derivative financial instruments are calculated using level 2 type inputs such as observable gilt rates and comparable prices available on similar instruments.

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

7.	FINANCIAL ASSETS AND LIABILITIES (CONTINUED)

The carrying amounts and estimated fair values of our financial instruments are as follows:

	June 30, 2012

	Carrying amount	Fair value
	£000	£000
Financial liabilities:
Bank loans	38,500	38,218

At June 30, 2012 the Companies no longer held bank loan extension options.

At December 31, 2011 the Companies held one bank loan extension options, which allowed the Companies to extend the bank loans in place by a period of one year with no changes to the interest rates or covenants in place. Details of the option is shown as follows:

Communities	Lead arranger	Effective interest rate	Exercise date	Exercise price	Estimated fair value at December 31, 2011
		%		£000	£000
Knowle	Barclays Bank Plc	LIBOR + 3.25	April 15, 2012	21	671

				21	671

8.	CONTINGENCIES

The Companies are involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Companies does not believe the ultimate resolution of these matters will have a material adverse effect on the Companies’ financial position.

The Companies have granted there lender a deed of debenture over all their assets in respect of monies due to the bank by the Companies.

The senior living business entails an inherent risk of liability from personal injury claims, abuse and neglect claims and other claims. The companies, as well as other participants in our industry, are subject to lawsuits alleging these and similar claims. These lawsuits may involve large claims and significant legal costs. The companies maintain liability insurance policies in amounts believed to be adequate based on the nature and risks of our business, historical experience and industry standards. The Companies’ insurance policies concerning medical malpractice cover all individual claims in excess of £25,000.

Sunrise Operations Knowle Limited, Sunrise Operations Hale Barns Limited, Sunrise of Knowle Limited and Sunrise of Hale Barns Limited

9.	SUBSEQUENT EVENTS

On August 31, 2012, HCN UK Investments, a wholly owned subsidiary of HCN entered into agreements with PS UK II Prop Holding Sarl to acquire the Opcos and Propcos for a total initial consideration of £60,730,000. As part of the acquisition, HCN repaid the existing debt at that time totaling £57,358,222 and replaced it with Promissory Notes bearing interest of 7.1% per annum.

The Opcos executed new management agreements with Sunrise Senior Living Limited which became effective as of January 9, 2013. The new agreements provide for payment of a base management fee based on gross revenues as previously was the case but the amount of management fees are expected to reduce following adoption of the new agreement. The agreements are for an initial term of 15 years with an automatic renewal for an additional 15 years if certain Net Operating Income thresholds (as defined in the agreements) are met. It is not possible to accurately determine the future fees since amounts are dependent on future operating revenues.

The Companies reviewed subsequent events up to March 22, 2013, the date the combined financial statements were approved and issued.